SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☒      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
AMLI RESIDENTIAL PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

125 South Wacker Drive
Chicago, Illinois 60606

Phone: 312.443.1477
Fax: 312.279.7117
www.amli.com

PRESS RELEASE

For Immediate Release December 9, 2005	For More Information, Contact: Robert J. Chapman, CFO
312-984-6845

AMLI RESIDENTIAL ANNOUNCES SPECIAL MEETING DATE

(CHICAGO, IL) AMLI Residential Properties Trust (NYSE: AML) announces that it has set February 2, 2006 as the date for its Special Meeting to seek approval of the previously announced merger whereby Prime Property Fund LLC (PRIME) will acquire all of AMLI’s outstanding shares.
Shareholders of record on December 16, 2005 will be entitled to vote at the meeting.
The AMLI® portfolio currently includes 75 apartment communities containing 28,274 apartment homes, with an additional 827 apartment homes under development or in lease-up in three locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI’s co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI’s mission—Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger of AMLI with and into a wholly owned subsidiary of PRIME, AMLI intends to file relevant materials with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF AMLI ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMLI, PRIME, AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by AMLI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AMLI by contacting Sue Bersh, AMLI V.P.-Corporate Communications at sbersh@amli.com or (312) 984-2607 or accessing AMLI’s website at www.amli.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Proxies may be solicited on behalf of AMLI by members of its Board of Trustees and executive officers. Information about such persons can be found in AMLI’s definitive proxy statement relating to its 2005 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2005 and may be obtained free of charge at the SEC’s website at www.sec.gov or at AMLI’s website at www.amli.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.